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                                                                    EXHIBIT 10.4


                  AMENDMENT TO KEY EXECUTIVE STOCK OPTION PLAN

         Section 1.05 of the Plan is hereby amended as follows:

         The maximum number of shares of Common Stock which may be issued under the Plan shall be increased by 100,000 shares.

                                        Approved by Shareholders on May 29, 1998





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